Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

ClearPoint Neuro, Inc.

Solana Beach, California

We consent to the incorporation by reference in this Registration Statement on Form S-3 of ClearPoint Neuro, Inc. (the “Company”) of our report dated February 26, 2025, related to the consolidated financial statements of the Company as of and for the years ended December 31, 2024, and 2023, and to the reference to us under the heading “Experts” in this Registration Statement.

/s/ Cherry Bekaert LLP

Tampa, Florida

January 14, 2026